Exhibit 99.2

18 March 2019

UP Fintech Holding Limited

18/F, Gandyvic Building, No. 1 Building,

No. 16 Taiyanggong Middle Road, Chaoyang District,

Beijing, 100020 PRC

To whom it may concern,

Re: UP Fintech Holding Limited

We are qualified to practice law in the People’s Republic of China (the “PRC”) and to issue opinions on PRC Laws (as defined below). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or the Taiwan Region.

We are acting as PRC counsel for UP Fintech Holding Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), relating to the proposed initial public offering by the Company (the “Offering”) of American Depositary Shares (the “ADSs”), representing a certain number of Class A ordinary shares of the Company with a par value of US$0.00001 per share, of the Company and the Company’s proposed listing and trading of the ADSs on the NASDAQ.

With respect to the Offering, you have requested us to furnish this Opinion to you as to the matters set forth below.

I                                           Documents and Assumptions

In rendering this Opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary for the purpose of rendering this Opinion, including, without limitation, the Registration Statement, originals or copies of the agreements and certificates issued by any legislative, governmental or regulatory agency or any court or arbitral body (the “Governmental Agencies”) in the PRC, and the representatives of the Company and the PRC Companies (as defined below) with proper authority (collectively, the “Documents”).

To render this Opinion, we have assumed without independent investigation or inquiry:

(i)                                     the veracity of all signatures, seals and chops, the authenticity of all Documents as originals, the conformity with authentic original documents for the Documents as copies and the completeness of each of the Documents;

(ii)                                  the accuracy and completeness of all written statements, representations, explanations and interpretations (excluding legal conclusions) made to us by the Governmental Agencies and the representatives of the Company and the PRC Companies with proper authority. Where important facts were not independently established to us, we have relied upon certificates, statements, representations, explanations and interpretations (excluding legal conclusions), oral or written, issued or made by the Governmental Agencies and/or the representatives of the Company and the PRC Companies with proper authority. Neither the Company nor the PRC Companies have withheld any information, document, statement or representation that, if disclosed to us, would cause us to alter this Opinion in whole or in part;

(iii)                               the accuracy and completeness of all factual matters in the Documents, including factual matters of the representations and warranties of the parties contained in the Documents, and compliance by them with the respective obligations thereunder;

(iv)                              that the Documents remain in full force and effect as of the date hereof, and no amendments, revisions, modifications or other changes have been made with respect to any Document after it was submitted to us for purposes of this Opinion;

(v)                                 that all approvals, licenses, permits, consents, orders, filings, registrations, authorizations, clearances, qualifications (collectively, the “Governmental Authorizations”), delegation of authority or exemption issued in confirmation or recognition of any filing or as part of an approval process of or with any PRC Governmental Agency as required under PRC Laws for or in connection with the PRC Companies or the investment in the Company by the PRC residents, and other official document and statement were obtained from competent Governmental Agencies by lawful means in due course, and the Documents conform with those documents submitted to the PRC Governmental Agencies for such purpose;

(vi)                              that all Governmental Agencies other than the PRC Governmental Agencies mentioned in the Documents have full power, right or due authorization to approve the relevant matters on which they have delivered the Governmental Authorizations;

(vii)                           that the laws of any country other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(viii)                        that no issuance and sale of the ADSs have been or will be made directly or indirectly within the PRC; and

(ix)                              that each of the parties to the Documents, other than the PRC Companies, (a) if it is a legal person or other entity, is duly incorporated and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if it is an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/he/she is subject to; each of the PRC Companies has taken all necessary corporate actions to execute, deliver and perform the Documents to which it is a party.

II                                      Definitions

In addition to the terms defined in the context of this Opinion, the following capitalized terms used in this Opinion shall have the meanings ascribed to them as follows.

“Control Documents”	means the control documents as listed in Appendix A attached hereto.

“CSRC”	means the China Securities Regulatory Commission.

“MOFCOM”	means the Ministry of Commerce of the PRC.

“M&A Rules”

means the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (《关于外国投资者并购境内企业的规定》), which was jointly issued by the MOFCOM, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration of Foreign Exchange, which became effective on 8 September 2006 and was amended by the MOFCOM on 22 June 2009.

“PRC Companies”	means the PRC Subsidiaries and the PRC Operating Entities.

“PRC Laws”

means all laws, regulations, statutes, orders, decrees, guidelines, notices, circulars, judicial interpretations and subordinate legislations of the PRC that are in effect, publicly available and issued by any PRC Governmental Agencies as of the date hereof.

“PRC Operating Entities”

means Beijing Xiangshang Yiyi Technology Co., Ltd. (北京向上一意科技有限公司), Beijing U-Tiger Network Service Co., Ltd. (北京优虎网络科技有限公司), Beijing Zhijianfengyi Information Technology Co., Ltd. (北京至简风宜信息技术有限公司), Beijing Huyi Technology Co., Ltd. (北京虎翼科技有限公司), Ningxia Xiangshangrongke Technology Development Co., Ltd. (宁夏向上融科科技发展有限公司), Beijing Little Tiger Financial Investment Management Co., Ltd. (北京小老虎财富投资管理有限公司), Beijing U-Tiger Business Service Co., Ltd. (北京优虎商务服务有限公司), Shenzhen Xiang Shang Hu Xun Technology Co., Ltd. (深圳向上虎迅科技有限公司), Guangzhou U-Tiger Technology Co., Ltd. (广州优虎科技有限公司), Tiger Financial Information Service (NX) Co., Ltd. (老虎金融信息服务（宁夏）有限公司), Yunxin (Beijing) Information Consulting Co., Ltd. (云信（北京）信息咨询有限公司), Tiger Rongke Technology Co., Ltd. (老虎融科科技有限公司), Ningxia Ninghu Asset Management Co., Ltd. (宁夏宁虎资产管理有限公司), Fangguang Technology (NX) Co., Ltd. (方广科技（宁夏）有限公司), Beijing Beihu Commercial Service Co., Ltd. (北京贝虎商务服务有限公司), Chenhao Financial Technology (NXingxia) Co., Ltd. (晨灏金融科技（宁夏）有限公司) and Beijing Chenhao Technology Co., Ltd. (北京晨灏科技有限公司).

“PRC Subsidiaries”	means Ningxia Xiangshangyixin Technology Co., Ltd. (宁夏向上一心科技有限公司), Beijing Xiangshangyixin Technology Co., Ltd. (北京向上一心科技有限公司) and Xinhu Information Technology (SH) Co., Ltd.( 信虎信息科技（上海）有限公司).

III                                 Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

(i)                                     Each of the PRC Companies has been incorporated and is validly existing with legal person status and limited liability under applicable PRC Laws. The articles of association of each of the PRC Companies comply with the requirements of applicable PRC Laws and are in force and effect.

(ii)                                  The descriptions of the corporate structure of the PRC Companies and Control Documents as set forth in the Registration Statement under the caption “Corporate History and Structure” are true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. The ownership structure of the PRC Companies as described in the Registration Statement does not violate applicable PRC Laws. However, as described in the Registration Statement, there are substantial uncertainties regarding the interpretation, implementation and application of PRC Laws, and there can be no assurance that relevant Governmental Agencies will not take a view that is contrary to our opinions in this section.

(iii)                               Each of the PRC Companies and each shareholder of the PRC Operating Entities, has power and authority to execute, deliver and perform its respective obligations under the Control Documents to which it is a party. Each of the Control Documents is valid, legal, binding upon and enforceable against such parties in accordance with the terms of each of the Control Documents, except for that the pledge of equity interest of Ningxia Xiangshang Rongke Technology and Development Co., Ltd. will become effective upon registration with the relevant PRC Governmental Agencies. The execution and delivery of the Control Documents by the parties thereto, and the performance of all obligations thereunder does not violate (a) the provisions of the articles of association of each of the PRC Companies; or (b) applicable PRC Laws, provided that the procedures required under applicable PRC Laws and the Control Documents relating to the performance of such obligations are duly completed. However, as described in the Registration Statement, there are substantial uncertainties regarding the interpretation, implementation and application of PRC Laws, and there can be no assurance that relevant Governmental Agencies will not take a view that is contrary to our opinions in this section.

(iv)                              Based on our understanding of the explicit provisions of PRC Laws (including the M&A Rules) as of the date hereof, given that (a) the CSRC currently has not issued any definitive rules or interpretations concerning whether the Offering is subject to the M&A Rules; (b) the Company established each of the PRC Subsidiaries by means of direct investment rather than by merger with or acquisition of any PRC domestic company as defined under the M&A Rules; and (c) no provision in the M&A Rules classifies the contractual arrangements as a type of the acquisition transaction falling under the M&A Rules, we are of the opinion that the M&A Rules and related regulations do not require that the Company obtain a prior approval from the CSRC for the listing and trading of the ADSs on the NASDAQ. However, as described in the Registration Statement, there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and our opinions in this section is subject to any new PRC Laws or detailed implementations and interpretations in any form relating to the M&A Rules, and there can be no assurance that relevant PRC Governmental Agencies (including the CSRC) will not take a view that is contrary to our opinions in this section.

(v)                                 The recognition and enforcement of foreign judgments are primarily provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on the principle of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments as of the date hereof. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(vi)                              All statements set forth in the Registration Statement under the captions “Taxation—People’s Republic of China Taxation” with respect to the PRC tax laws and regulations are true and accurate descriptions of the matters described therein in all material respects and constitute our opinion as to the material tax consequences of an investment in the ADSs under PRC Laws.

(vii)                           All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulation”, “Related Party Transactions” and “Legal Matters” to the extent that such statements constitute summaries of PRC Laws or legal conclusions in respect of PRC Laws, or summaries of PRC legal proceedings, or summarize the terms and provisions of documents governed by PRC Laws, are true and accurate in all material respects.

IV                                  Qualifications

This Opinion is subject to the following qualifications:

(i)                                     This Opinion is confined to, and given on the basis of PRC Laws in effect as of the date hereof, and is not based on any pronouncement, statement, representation, explanation or interpretation expressed by any official of the PRC Governmental Agencies that do not have the force of law. There is no guarantee that PRC Laws, or the interpretation, implementation and application thereof, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(ii)                                  This Opinion is intended to be used in the context that is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter.

(iii)                               In so far as it relates to the validity and enforceability of an agreement we opined on, this Opinion is subject to: (a) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally; (b) possible judicial or administrative actions or PRC Laws affecting creditors’ rights; (c) the application of general principles under PRC Laws, including without limitation (A) the principles of voluntariness, fairness, materiality, fair dealing, honesty, good faith, social economic order and social public interest, and other circumstances stipulated in Article 52 of PRC Contract Law; (B) applicable statutes of limitation; (C) the possible revocation of any transfer of assets at nil consideration by a transferor prior to the transfer of these assets; and (D) PRC Laws or the interpretation, implementation and application of PRC Laws by the PRC Governmental Agencies that limits, restricts or intervenes with the performance of a contract; (d) any circumstance in connection with the formulation, execution or implementation of any legal document, which may result in the legal documents being deemed invalid on the basis of being clearly unconscionable, fraudulent, coercive or based on material mistake; (e) judicial discretion with respect to (A) granting specific performance, injunctive relief or any other equitable remedy; and (B) the availability of indemnifications, remedies or defenses, the calculation of damages, any entitlements to attorney’s fees and other costs, and the waiver of jurisdiction or legal process; and (f) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

We hereby consent to the use of this Opinion in, and its being filed as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ DaHui Lawyers
DaHui Lawyers

Appendix A

List of Control Documents

No.	Contract Name	Parties	Execution Date
Ningxia Xiangshangrongke Technology Development Co., Ltd. (宁夏向上融科科技发展有限公司)

1.	Exclusive Business Cooperation Agreement (独家业务合作协议)	宁夏向上一心科技有限公司、宁夏向上融科科技发展有限公司	7 June 2018

2.	Exclusive Option Agreement (独家购买权合同)

宁夏向上一心科技有限公司、宁夏向上融科科技发展有限公司、巫天华、杨珂、董明、孙洋、林雪萍、宁夏灏众管理咨询中心（有限合伙）、孝昌水木投资中心（有限合伙）、北京欧姆量合投资管理有限公司、北京甘泉汇智资产管理有限公司、天津融汇合投企业管理合伙企业（有限合伙）、北京挑战者科技有限公司、北京千贤科技有限公司、霍尔果斯挑战者创业投资有限公司、天津真格天峰投资中心（有限合伙）、杭州险峰投资合伙企业（有限合伙）、成都尼毕鲁科技股份有限公司、北京磐晟投资管理有限公司、北京摩斯投资有限公司、天津金米投资合伙企业（有限合伙）、北京岭峰投资中心（有限合伙）、宁波梅山保税港区真致成远股权投资中心（有限合伙）、北京华盖创业股权投资发展合伙企业（有限合伙）、共青城韦恩投资基金合伙企业（有限合伙）、深圳险峰成长投资合伙企业（有限合伙）、共青城点亮投资管理合伙企业（有限合伙）、共青城尚麒投资管理合伙企业（有限合伙）

17 December 2018

3.	Share Pledge Agreement (股权质押合同)

宁夏向上一心科技有限公司、宁夏向上融科科技发展有限公司、巫天华、杨珂、董明、孙洋、林雪萍、宁夏灏众管理咨询中心（有限合伙）、孝昌水木投资中心（有限合伙）、北京欧姆量合投资管理有限公司、北京甘泉汇智资产管理有限公司、天津融汇合投企业管理合伙企业（有限合伙）、北京挑战者科技有限公司、北京千贤科技有限公司、霍尔果斯挑战者创业投资有限公司、天津真格天峰投资中心（有限合伙）、杭州险峰投资合伙企业（有限合伙）、成都尼毕鲁科技股份有限公司、北京磐晟投资管理有限公司、北京摩斯投资有限公司、天津金米投资合伙企业（有限合伙）、北京岭峰投资中心（有限合伙）、宁波梅山保税港区真致成远股权投资中心（有限合伙）、北京华盖创业股权投资发展合伙企业（有限合伙）、共青城韦恩投资基金合伙企业（有限合伙）、深圳险峰成长投资合伙企业（有限合伙）、共青城点亮投资管理合伙企业（有限合伙）、共青城尚麒投资管理合伙企业（有限合伙）

17 December 2018

4.	Power of Attorney (授权委托协议)

宁夏向上一心科技有限公司、巫天华、杨珂、董明、孙洋、林雪萍、宁夏灏众管理咨询中心（有限合伙）、孝昌水木投资中心（有限合伙）、北京欧姆量合投资管理有限公司、北京甘泉汇智资产管理有限公司、天津融汇合投企业管理合伙企业（有限合伙）、北京挑战者科技有限公司、北京千贤科技有限公司、霍尔果斯挑战者创业投资有限公司、天津真格天峰投资中心（有限合伙）、杭州险峰投资合伙企业（有限合伙）、成都尼毕鲁科技股份有限公司、北京磐晟投资管理有限公司、北京摩斯投资有限公司、天津金米投资合伙企业（有限合伙）、北京岭峰投资中心（有限合伙）、宁波梅山保税港区真致成远股权投资中心（有限合伙）、北京华盖创业股权投资发展合伙企业（有限合伙）、共青城韦恩投资基金合伙企业（有限合伙）、深圳险峰成长投资合伙企业（有限合伙）、共青城点亮投资管理合伙企业（有限合伙）、共青城尚麒投资管理合伙企业（有限合伙）

17 December 2018

5.	Commitment Letter (承诺函)

巫天华、杨珂、董明、孙洋、林雪萍、宁夏灏众管理咨询中心（有限合伙）、孝昌水木投资中心（有限合伙）、北京欧姆量合投资管理有限公司、北京甘泉汇智资产管理有限公司、天津融汇合投企业管理合伙企业（有限合伙）、北京挑战者科技有限公司、北京千贤科技有限公司、霍尔果斯挑战者创业投资有限公司、天津真格天峰投资中心（有限合伙）、杭州险峰投资合伙企业（有限合伙）、成都尼毕鲁科技股份有限公司、北京磐晟投资管理有限公司、北京摩斯投资有限公司、天津金米投资合伙企业（有限合伙）、北京岭峰投资中心（有限合伙）、宁波梅山保税港区真致成远股权投资中心（有限合伙）、北京华盖创业股权投资发展合伙企业（有限合伙）、共青城韦恩投资基金合伙企业（有限合伙）、深圳险峰成长投资合伙企业（有限合伙）、共青城点亮投资管理合伙企业（有限合伙）、共青城尚麒投资管理合伙企业（有限合伙）

17 December 2018

6.	Spouse Consent (配偶同意函)	戴爱娜、石琳、陈芳、王旭阳	17 December 2018

Beijing Xiangshang Yiyi Technology Co., Ltd. (北京向上一意科技有限公司)

1.	Exclusive Business Cooperation Agreement (独家业务合作协议)	北京向上一心科技有限公司、北京向上一意科技有限公司	30 October 2018

2.	Exclusive Option Agreement (独家购买权合同)	北京向上一心科技有限公司、北京向上一意科技有限公司、巫天华、董明	30 October 2018

3.	Share Pledge Agreement (股权质押合同)	北京向上一心科技有限公司、北京向上一意科技有限公司、巫天华、董明	30 October 2018

4.	Power of Attorney (授权委托协议)	北京向上一心科技有限公司、巫天华、董明	30 October 2018

5.	Commitment Letter (承诺函)	巫天华、董明	30 October 2018

6.	Spouse Consent (配偶同意函)	陈芳、王旭阳	30 October 2018